UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2015

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors Marcus Rowland and Thomas Glanville

On September 8, 2015, the Board of Directors (the "Board") of Mitcham Industries, Inc. (the "Company"), the Company elected to increase the size of the Board from six directors to eight directors pursuant to the Company’s Bylaws. The Board appointed each of Marcus Rowland and Thomas Glanville to serve on the Board in order to fill the newly created vacancies. The Board has determined that each of Messrs. Rowland and Glanville satisfies the requirements of the National Association of Securities Dealers Automated Quotations Listing Rules for service on the Board and its committees as an independent director.

Mr. Rowland is the Senior Managing Director of IOG Capital, LP where he leads the company’s investment team through his over 35 years of experience in the oil & gas upstream and midstream industry.

Mr. Glanville is the Founder and Managing Partner of Eschelon Energy Partners where he focuses on small capitalization investment opportunities throughout the North American and worldwide energy value chain and the Founder and Managing Partner of Eschelon Advisors, LP where he provides financial, operating and strategic advice to energy and utility industry principals.

As of the date of this filing, the Board has not determined on which committees Messrs. Glanville or Rowland will serve. There are no arrangements or understandings between Messrs. Rowland or Glanville and any other person pursuant to which either of Messrs. Rowland or Glanville was selected to serve as a director of the Company. Neither of Messrs. Rowland or Glanville is a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. The compensation of Messrs. Rowland and Glanville as a director will be consistent with that provided to all Company non-employee directors.

Resignation of Director John F. Schwalbe

On September 8, 2015, John F. Schwalbe notified the Company of his intent to resign from the Company’s Board of Directors, effective Tuesday, September 15, 2015. Mr. Schwalbe’s resignation was not related to any disagreements with the Company or the Board.

Appointment of Co-Chief Operating Officers

In January 2015, the Board appointed Robert P. Capps, Executive Vice President-Finance and Chief Financial Officer, and Guy Malden, Executive Vice President – Marine Systems, as Interim Co-Chief Operating Officers in addition to their respective previous roles. On September 8, 2015, the Board appointed each of Messrs. Capps and Malden as Co-Chief Operating Officer. Each will retain their respective previous roles as well.

Amended and Restated Employment Agreement with Billy F. Mitcham, Jr.

On September 8, 2015 (the "Effective Date"), the Board approved the Company’s entry into an Amended and Restated Employment Agreement with Mr. Billy F. Mitcham, Jr. (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Mitcham will continue to serve as the President and Chief Executive Officer of the Company. The Employment Agreement contemplates that during the fixed three year term of the Employment Agreement (beginning on the Effective Date), a new Chief Executive Officer of the Company may be identified and appointed, at which point Mr. Mitcham would transition to a new executive position with the title of CEO Emeritus and Founder.

The Employment Agreement provides, subject to certain limitations set forth therein, for Mr. Mitcham to receive a base salary, an annual cash bonus, equity compensation, severance and certain other benefits, which are summarized below, for a three year period beginning on the Effective Date (the "Term"). This summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated by reference. Capitalized terms used but not defined in this summary shall have the meanings given to them in the Employment Agreement.

• Base Salary. Mr. Mitcham’s annual base salary ("Base Salary") will remain unchanged. Currently, Mr. Mitcham’s Base Salary is $481,525, which amount may be increased, but not decreased.

• Bonus. Mr. Mitcham will be eligible to receive an annual bonus subject to a combination of financial, operational and individual performance goals to be established by the Compensation Committee of the Board (the "Compensation Committee"). Mr. Mitcham’s target bonus for each fiscal year will be equal to 100% of his Base Salary.

• Equity-Based Compensation. Within 60 days following the Effective Date, Mr. Mitcham will be granted an option to purchase 65,000 shares of the Company’s common stock (the "Year One Option") at an exercise price equal to the greater of $5.00 or the fair market value of the Company’s common stock on the date of grant. The Year One Option will vest and become exercisable in substantially equal increments on the first, second and third anniversary of the Effective Date. On May 2, 2016, subject to Mr. Mitcham’s continued employment, Mr. Mitcham will be granted a second option to purchase 100,000 shares of the Company’s common stock (the "Year Two Option") at an exercise price equal to the greater of $5.00 or the fair market value of the Company’s common stock on the date of grant. This Year Two Option will vest and become exercisable in substantially equal increments on May 2, 2017, May 2, 2018 and the last business day preceding the third anniversary of the Effective Date.

• Benefits. The Company will provide Mr. Mitcham such retirement and group insurance programs or other fringe benefit plans as are customarily provided to similarly situated executives of the Company, including paid time off, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy. The Company will also continue to maintain for the benefit of Mr. Mitcham a term life policy providing for an amount of coverage of approximately $138,000.

• Payment upon Term Expiration and Severance. Upon the expiration of the Term or, if earlier, upon termination of employment for any reason, Mr. Mitcham will be paid a lump sum payment equal to $350,000 (the "Termination Payment"). In addition to the Termination Payment, if Mr. Mitcham terminates his employment for Good Reason or is terminated by the Company other than for Cause, Disability or death, he is entitled to the following severance benefits: (i) a single lump sum payment within 60 days following his termination, equal to the unpaid Base Salary for the remaining Term of the Employment Agreement, (ii) a pro-rata bonus for the year of termination based upon the achievement of the performance objectives established for such year, (iii) continued participation for the remainder of the Term in the Company’s group health benefit plans at the cost for employee and spousal coverage in effect for active employees, (iv) accelerated vesting and exercisability of outstanding unvested equity awards and (v) in the event such termination was due to Good Reason or was without Cause and the Year Two Option had not yet been granted, the grant and immediate vesting of the Year Two Option. Such severance benefits will be conditioned upon the executive of a release in favor of the Company.

• Non-Competition and Non-Solicitation. As a condition to receive the severance benefits above, during his employment and for a period of 12 months following Mr. Mitcham’s separation from the Company, he may not compete with the Company or its direct or indirect subsidiaries (collectively, the "Company Group"), nor solicit any customers, suppliers or employees of the Company Group.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as a part of this report:

Exhibit No. Description

10.1 Amended and Restated Employment Agreement, dated as of September 8, 2015, by and between the Company and Billy F. Mitcham, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

September 14, 2015	By:	Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Operating Officer, Executive Vice President-Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of September 8, 2015, by and between the Company and Billy F. Mitcham, Jr.